UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2010

TASER International, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-16391	86-0741227
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17800 N. 85th St. Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 991-0797

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 27, 2010, TASER International, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”). The total number of shares of the Company’s common stock, par value of $0.00001 per share, voted in person or by proxy at the Meeting was 49,014,683, representing approximately 78% of the 62,576,262 shares outstanding and entitled to vote at the Meeting. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, with respect to each matter is set out below.

Proposal 1 — Election of Directors

The allocation of votes for the election of John S. Caldwell and Michael Garnreiter to the Board of Directors was as follows:

	FOR	WITHHELD	BROKER NON-VOTES
John S. Caldwell	23,135,458	2,318,935	23,560,290
Michael Garnreiter	23,117,932	2,336,461	23,560,290

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

The allocation of votes for the ratification of the appointment of Grant Thornton LLP as our independent auditors for the year ended December 31, 2010 was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
46,870,568	2,031,899	112,216	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2010	TASER International, Inc.

	By:	/s/ DOUGLAS KLINT

Douglas Klint
Corporate Secretary